Exhibit 99.1

NEWS RELEASE

Mitel Leverages Strong Cash Position

to Voluntarily Repay $25M Against Existing Credit Facility

OTTAWA, Ontario, February 12, 2015 — Mitel® (Nasdaq:MITL) (TSX:MNW) a global leader in business communications, announced today that the company will be making a US$25 million payment against its existing credit facility. The payment is consistent with the company’s commitment to shareholders and the investment community to utilize surplus cash reserves to reduce debt.

“Mitel continues to drive strong cash flows given the attractive synergies being realized through our integration programs and the highly disciplined, leveraged business model we use to manage our operations,” said Steve Spooner, Chief Financial Officer. “We are taking advantage of our strong cash position to make another $25 million debt reduction payment.”

Mitel will report its December quarter and full year results for the period ended December 31, 2014 before the market opens on Thursday, February 26, 2015. The company will host an investor conference call and live webcast at 8:30 a.m. ET (5:30 a.m. PT) on the same day. To access the conference call, dial 888-734-0328. Callers outside the US and Canada should dial 678-894-3054. The conference ID is 80160131. A webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/.

A replay of the conference call will be available through 5:00 p.m. on Monday, March 2, 2015. To access the replay, all callers should please dial 404-537-3406 and enter pass code 80160131.

About Mitel

Powering more than 2 billion connections every day, Mitel (NASDAQ: MITL; TSX: MNW) helps businesses connect, collaborate and take care of their customers. That includes more than 33 million cloud connections daily, making Mitel the world’s fastest growing provider of cloud communications. Our business communications experts serve more than 60 million users with over 2500 channel partners in more than 100 countries. We have #1 market share in EMEA and have been identified by top industry analyst firms as a business communications leader. For more information, go to www.mitel.com and follow us on Twitter @Mitel

Mitel is the registered trademark of Mitel Networks Corporation.

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause results of operations to differ include the Mitel’s ability to achieve or sustain profitability in the future since its acquisition of Aastra; fluctuations in the quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions, particularly in connection with the Ukraine and the Middle East; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; the ability to successfully integrate the acquisition of Aastra and realize certain synergies; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Transition Report on Form 10-K for the eight month period ended December 31, 2013, filed with the Securities and Exchange Commission on March 31, 2014. Forward-looking statements speak only as of the date they are made. Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy.macleod@mitel.com

Cynthia Navarro (industry analysts),469-574-8113, cynthia.navarro@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael.mccarthy@mitel.com